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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
BIDZ.com, Inc.

We consent to use of our report of Independent Registered Public Accounting Firm dated February 22, 2006 (which includes the emphasis-of-matter paragraph regarding a restatement related to post-dated checks issued to vendors that should have been presented in the statement of cash flows as an operating activity, instead of the previous classification as a financing activity) covering the financial statements of BIDZ.com, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the each of the three years in the period ended December 31, 2005 included in this Form S-1 which is contained in Amendment No. 5 to the Registration Statement and Prospectus expected to be filed on or about June 29, 2006.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement and Prospectus.

/s/  STONEFIED JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
June 29, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm